EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-108744, No. 333-121771, No. 333-125159, No. 333-151018 and 333-159396, each on Form S-8, of our report dated June 29, 2009, relating to the financial statements of the Warnaco Group, Inc. Employee Savings Plan, appearing in this Annual Report on Form 11-K of The Warnaco Group, Inc. Employee Saving Plan for the year ended December 31, 2008.

/s/ DELOITTE & TOUCHE LLP

New York, New York
June 29, 2009

S-1